UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2016

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2016, Kosmos Energy Credit International (“KECI”) and Kosmos Energy Ltd. (the “Company”) amended and restated their existing multi-currency revolving letter of credit facility agreement (the “Facility Agreement”) with Societe Generale, London Branch, as Original Lender, Facility Agent, Security Agent and Account Bank (the “Original Lender”), including pursuant to an amendment and restatement agreement (together with the Facility Agreement, the “Amended Facility Agreement”). The Amended Facility Agreement will become effective as of July 3, 2016.

Subject to certain conditions and exceptions, the Amended Facility Agreement includes certain amendments to the terms of the Facility Agreement, including, without limitation:

•               to decrease the total maximum size of the Amended Facility Agreement from $150 million to $125 million with $75 million of initial available commitments;

•               to increase the interest rate from 0.5% to 0.8% per annum on amounts outstanding under letters of credit issued under the Amended Facility Agreement;

•               to provide for a commitment fee payable quarterly in arrears to the Original Lender (and any future lenders) at an annual rate equal to 0.65% on the daily available commitment amount;

•               to provide that if the size of the Amended Facility Agreement is increased to greater than $75 million, KECI shall pay to the Original Lender (and any future lenders) a fee to be agreed at the time of such increase;

•               to permit the Original Lender (and any future lenders) to procure the issuance of requested letters of credit by a correspondent bank or subsidiary bank in certain circumstances, including if the Original Lender (and any future lenders) is prohibited from issuing such requested letters of credit due to applicable law or regulation;

•               to provide for issuance fees to be payable to the Original Lender (and any future lenders) per issuance of a letter of credit; and

•               to extend the availability period to June 3, 2019, unless earlier terminated.

The Company expects to incur approximately $0.1 million in fees and expenses associated with entering into the Amended Facility Agreement.

A copy of the Amended Facility Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01.  The above description is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Other Exhibits.

Exhibit No.	Description
1.1

Multi-Currency Revolving Letter of Credit Facility Agreement dated July 3, 2013, as amended and restated from time to time, including pursuant to an amendment and restatement agreement dated June 30, 2016, among Kosmos Energy Credit International, as Original Borrower, Kosmos Energy Ltd., as Original Guarantor, and Societe Generale, London Branch, as Original Lender, Facility Agent, Security Agent and Account Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Multi-Currency Revolving Letter of Credit Facility Agreement dated July 3, 2013, as amended and restated from time to time, including pursuant to an amendment and restatement agreement dated June 30, 2016, among Kosmos Energy Credit International, as Original Borrower, Kosmos Energy Ltd., as Original Guarantor, and Societe Generale, London Branch, as Original Lender, Facility Agent, Security Agent and Account Bank